EXHIBIT 4.8


        SERIES C-2 CUMULATIVE CONVERTIBLE REDEEMABLE PREFERRED STOCK

NUMBER                                                                SHARES

                          WESTFIELD AMERICA, INC.
             Organized under the Laws of the State of Missouri


                                                       SEE LEGENDS ON REVERSE


      This Certifies that _______________________________________ is the registered holder of ________________________________ Shares of fully paid and non-assessable Series C- 2 Cumulative Convertible Redeemable Preferred Stock, par value $1.00 of WESTFIELD AMERICA, INC. transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

      IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this __________ day of _______________ A.D.
      __________.



A statement in full of all the designations, preferences, qualifications, limitations, restrictions, and special or relative rights of the shares of each class authorized to be issued, will be furnished by the Corporation to any shareholder upon request and without charge.



THE SECURITY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM
REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS SECURITY MAY BE NOT OFFERED, SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM AND AS SET FORTH HEREIN.

THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (2) IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO (i) THE RECEIPT BY THE ISSUER OF AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE ISSUER THAT SUCH REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, AND (ii) THE RECEIPT BY THE ISSUER OF SUCH OTHER EVIDENCE REASONABLY ACCEPTABLE TO THE ISSUER THAT SUCH REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS, (3) TO THE ISSUER, ITS AFFILIATES, AND (4) IN THE CASE OF A TRANSFER UNDER (1), (2) OR (3) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THIS SECURITY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

THE PREFERRED SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON OWNERSHIP AND TRANSFER FOR THE PURPOSE OF THE CORPORATION'S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. NO INDIVIDUAL MAY BENEFICIALLY OWN SHARES IN EXCESS OF THE THEN APPLICABLE OWNERSHIP LIMIT, WHICH MAY DECREASE OR INCREASE FROM TIME TO TIME, UNLESS SUCH INDIVIDUAL IS AN EXISTING HOLDER. IN GENERAL, ANY INDIVIDUAL WHO ATTEMPTS TO BENEFICIALLY OWN SHARES IN EXCESS OF THE OWNERSHIP LIMIT MUST IMMEDIATELY NOTIFY THE CORPORATION. ALL CAPITALIZED TERMS USED IN THIS LEGEND HAVE THE MEANINGS SET FORTH IN THE RESTATED ARTICLES OF INCORPORATION, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON OWNERSHIP AND TRANSFER, WILL BE SENT WITHOUT CHARGE TO EACH SHAREHOLDER WHO SO REQUESTS. IF THE RESTRICTIONS ON OWNERSHIP AND TRANSFER ARE VIOLATED, THE PREFERRED SHARES REPRESENTED HEREBY MAY BE AUTOMATICALLY EXCHANGED FOR EXCESS SHARES AND DEEMED TRANSFERRED TO A SPECIAL TRUST AS PROVIDED IN THE RESTATED ARTICLES OF INCORPORATION.



For Value Received, ___________ hereby sell, assign and transfer unto ________________________________________________________ Shares
represented by the within Certificate, and do hereby irrevocably constitute and appoint ____________________________________________ Attorney to
transfer the said Shares on the book's of the within named Corporation with full power of substitution in the premises.

      Dated _______________________

            In the presence of ___________________________________

                  NOTICE THE SIGNATURE OF THIS ASSIGNMENT
             MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE
           FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT
              ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER